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                                                                     EXHIBIT 4.4

                            WINK COMMUNICATIONS, INC.


                            CONSENT AND AMENDMENT OF
                 INVESTOR RIGHTS AGREEMENT AND CO-SALE AGREEMENT


         This Consent and Amendment of Investor Rights Agreement is effective as of October 20, 2000 by and among Wink Communications, Inc. (the "Company"), Adelphia Communication Corporation ("Adelphia"), and those stockholders of the Company (the "Existing Investors") who are parties to the Fourth Amended and Restated Investor Rights Agreement dated as of June 30, 1999, as amended to date (the "Rights Agreement").

         WHEREAS, the Board of Directors of the Company has determined it to be in the best interests of the Company and its stockholders to issue to Adelphia warrants to purchase an aggregate of 1,450,000 shares of Common Stock (the "Adelphia Warrants") in connection with Adelphia's agreement to provide the Wink Service as a standard feature to its subscribers pursuant to the Cable Affiliation Agreement dated October 20, 2000 between the Company and Adelphia;

         WHEREAS, the Company desires, and the Board of Directors has determined that it is in the best interests of the Company and its stockholders, to grant to Adelphia certain registration rights in connection with the shares issuable upon exercise of the Adelphia Warrants;

         WHEREAS, in order to grant registration rights in connection with the issuance of the Adelphia Warrants, the Company wishes to amend the terms of the Rights Agreement;

         WHEREAS, Section 5.2 of the Rights Agreement provides for waiver, modification or amendment of certain provisions therein with the written approval of the holders of a majority of the Registrable Securities (as defined in the Rights Agreement);

         NOW, THEREFORE, the parties agree as follows:

         1. GRANT OF RIGHTS AND AMENDMENT OF AGREEMENTS. The Company hereby grants to Adelphia, in connection with the issuance of the Adelphia Warrant, all registration rights granted to the "Investors" (as defined in the Rights Agreement) under the Section 2 of the Rights Agreement. Furthermore, the Rights Agreement is hereby amended such that Adelphia shall be treated as an "Investor" and "Holder" thereunder with respect to the shares issuable upon exercise of the Adelphia Warrants for all purposes of Section 2, as amended hereby. In particular, Adelphia's rights shall not be subordinate under Section 2.7 of the Rights Agreement to the rights of any other Holder under the Rights Agreement.

         2. CONSENT TO AMEND, AND AMENDMENT OF, SECTION 1.1 OF THE RIGHTS AGREEMENT.

                  (a) The Company and the Existing Investors hereby consent to the addition of a definition of "Adelphia Warrants" to Section 1.1 of the Rights Agreement, and acknowledge that the
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execution of this Consent and Amendment by the holders of a majority of the
Registrable Securities (as defined in the Rights Agreement) shall so amend the Rights Agreement, as follows:

                          "Adelphia Warrants" shall mean the warrants to
purchase an aggregate of 1,450,000 shares of Common Stock (subject to appropriate adjustment in the event of any stock split, dividends, recombinations, recapitalizations and the like) issued or to be issued to Adelphia Communication Corporation pursuant to the Cable Affiliation Agreement dated October 20, 2000 between the Company and Adelphia.

                  (b) The Company and the Existing Investors hereby consent to the amendment of the definition of "Registrable Securities" contained in Section
1.1 of the Rights Agreement, and agree that the execution of this Consent and Amendment by the holders of a majority of the Registrable Securities (as currently defined in the Rights Agreement) shall amend such definition, by changing the phrase "the Thomson Warrant, the EchoStar Warrant and the Vulcan Warrant" at the end of clause (iv) to read "the Adelphia Warrants, the EchoStar Warrant, the Thomson Warrant and the Vulcan Warrant." (c) The Company and the Existing Investors hereby consent to the amendment of Section 2.3 (iv) to add the following underlined text as indicated below:

                  "in the case of General Electric Capital Corporation ("GECC") or NBC or Adelphia Communications Corporation ("Adelphia"), transfers to one or more affiliates, within the meaning of Rule 501(b) under the Securities Act, of GECC or NBC or Adelphia, respectively, otherwise in compliance with this Agreement)"

                  (d) The Company and the Existing Investors hereby consent to the amendment of Section 2.14(iii)(D) to add the following underlined text as indicated below:

         such transferee is a corporation, partnership, or limited liability entity and in such case, an affiliate (within the meaning of Rule 501(b) under the Securities Act) of GECC or NBC or Adelphia.

         3. CONSENT TO GRANT RIGHTS. The Existing Investors hereby consent to grant Adelphia, in connection with the issuance of the Adelphia Warrants, all registration other rights under Section 2 of the Rights Agreement to which the Existing Investors are currently entitled under such agreements.

                  [Remainder of Page Intentionally Left Blank]


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         4. COUNTERPARTS. This Waiver may be signed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one instrument.


COMPANY                                      INVESTOR

WINK COMMUNICATIONS, INC.
                                             -----------------------------------
                                             Print Name of Investor



By:                                          By:
   --------------------------------          -----------------------------------
                                               (Signature of Authorized Person)


Title:                                       Title:
      -----------------------------          -----------------------------------



ADELPHIA COMMUNICATION CORPORATION



By:
   -------------------------------


Title:
      ----------------------------


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